BAKER & MCKENZIE
                                ATTORNEYS AT LAW

                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE (212) 751-5700
                          CABLE ABOGADO o TELEX 62572
                            FACSIMILE (212) 759-9133


                                                                January 26, 1996




The Westwood Funds
237 Park Avenue
New York, New York  10017

      Re:  Westwood Funds
           Registration No. 33-6790
           File No. 811-4719
           ------------------------

Dear Sir or Madam:

     We hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 13 to Registration No. 33-6790.


                                             Very truly yours,